UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2005

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Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	000-26824	68-0370244
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, California 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

——————————————————————
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        Item 3.02 is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

        Effective July 6, 2005, Tegal Corporation., a Delaware corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company plans to sell unregistered shares of its common stock, par value $0.01 per share (“Common Stock”), and warrants (“Warrants”) exercisable for Common Stock to the investors identified in the Purchase Agreement (the “Investors”). At the Initial Closing (as defined below), the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. The Company will pay a placement fee to Dahlman Rose & Company LLC, the Company’s financial advisor, in the amount of 7% the Company’s gross proceeds. All of the securities will be sold in a private placement pursuant to Regulation D of the Securities Act of 1933, as amended (the “Act”), solely to accredited investors, as defined in Rule 501 of the Act. The Company issued a press release on July 11, 2005, attached hereto as Exhibit 99.1 and incorporated herein by reference, regarding the transaction described in this report. Set forth below is a brief description of the terms and conditions of the Purchase Agreement, the Registration Rights Agreement and the Warrants, which description is qualified in its entirety by reference to the full text of the underlying documents which have been filed as exhibits hereto.

        Purchase Agreement. Pursuant to the Purchase Agreement, the Company agreed to sell approximately 6.3 million shares of Common Stock and Warrants exercisable for up to approximately 3.15 million additional shares of Common Stock for aggregate gross cash proceeds of approximately $4.1 million at an initial closing expected to occur on or about July 12, 2005 (the “Initial Closing”). In addition, subject to stockholder approval, the Company agreed to sell approximately 28.3 million additional shares of Common Stock and Warrants exercisable for up to approximately 14.2 million additional shares of Common Stock for aggregate gross cash proceeds of approximately $18.4 million at a second closing expected to occur after the Company’s annual stockholder meeting currently scheduled to be held on September 13, 2005. The Common Stock sold pursuant to the Purchase Agreement (the “Shares”), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) will be restricted securities as that term is defined in the Act.

        Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission a registration statement covering resales of the Shares and Warrant Shares. The fees and expenses of such registration will be borne by the Company, and the Registration Rights Agreement will include customary indemnification provisions.

         Warrants. The Warrant issued to each Investor is exercisable for up to 50% of the number of shares of Common Stock purchased by such Investor pursuant to the Purchase Agreement at an exercise price of $1.00 per share. The exercise price and number of shares issuable upon exercise of the Warrants are subject to adjustment in the event of stock dividends, stock splits, dilutive issuances and other similar events. The Warrants have a term of five years, are be fully exercisable from the date of issuance, and may be exercised on a cashless basis under specified conditions.

Item 9.01.  Financial Statements and Exhibits

      (c) Exhibits.

Exhibit No.	Description
4.1	Form of Purchase Agreement
4.2	Form of Warrant to purchase Common Stock
4.3	Form of Registration Rights Agreement
99.1	Press Release dated July 11, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2005	TEGAL CORPORATION
By: /s/ Thomas R. Mika Name: Thomas R. Mika Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Purchase Agreement
4.2	Form of Warrant to purchase Common Stock
4.3	Form of Registration Rights Agreement
99.1	Press Release dated July 11, 2005